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EXHIBIT 99.2


                              3F THERAPEUTICS, INC.
                                  BALANCE SHEET
                 (in thousands, except per share and share data)


                                                                         SEPTEMBER 30,
                                                                              2006
                                                                       -----------------
                                                                          (Unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                                                    $ 2,599
   Short-term investments                                                            13
   Accounts receivable, net                                                          97
   Other receivables                                                                  7
   Inventories                                                                      376
   Prepaid expenses and other current assets                                        137
                                                                       -----------------
Total current assets                                                              3,229

Leasehold improvements, furniture and equipment, net                                296
                                                                       -----------------
TOTAL ASSETS                                                                    $ 3,525
                                                                       =================

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
   Accounts payable                                                             $ 1,419
   Accrued compensation                                                             469
   Accrued expenses                                                                 389
   Deferred revenue                                                               3,632
                                                                       -----------------
Total current liabilities                                                         5,909

Warrants                                                                            196

Shareholders' deficit:
   Convertible preferred stock, Series A, B,C, D and E, $0.001 par value; 18,923,265 shares authorized; 12,577,966 shares issued and outstanding at September 30, 2006; aggregate
      value in liquidation $39,271,025 at September 30, 2006                     38,544
   Common stock, $0.001 par value:
     Authorized shares -- 35,000,000; Issued and outstanding
     shares -- 5,294,500 at September 30, 2006                                        5
   Additional paid-in capital                                                     6,818
   Accumulated deficit                                                          (47,947)
                                                                       -----------------
Total shareholders' deficit                                                      (2,580)
                                                                       -----------------
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                                     $ 3,525
                                                                       =================



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                                     3F THERAPEUTICS, INC.
                                    STATEMENTS OF OPERATIONS
                                          (unaudited)
                             (in thousands, except per share data)


                                                    THREE MONTHS                    NINE MONTHS
                                                 ENDED SEPTEMBER 30,             ENDED SEPTEMBER 30,
                                                        2006                            2006
                                                 -------------------             -------------------

Net product sales                                      $       8                      $     86
License revenue                                            3,649                        11,031
                                                 -----------------             ------------------
   Total revenue                                           3,657                        11,117

Cost of product sales and license revenue                    249                           940
                                                 -----------------             ------------------

Gross profit                                               3,408                        10,177

Operating expenses:
   Sales and marketing                                       296                           544
   Research and development                                1,706                         5,286
   General and administrative                              2,062                         4,768
                                                 -----------------             ------------------
Total operating expenses                                   4,064                        10,598
                                                 -----------------             ------------------
Operating loss                                              (656)                         (421)

Net interest income                                           55                           248
                                                 -----------------             ------------------

Pretax loss                                                 (601)                         (173)
Income tax expense                                           (15)                          (55)
                                                 -----------------             ------------------

Net loss                                               $    (616)                     $   (228)
                                                 =================             ==================